Exhibit 99.1

Leo Basola Joins Spire Global as Chief Financial Officer

International finance executive tapped to lead financial oversight and support Spire’s next phase of growth and innovation

VIENNA, Va., August 16, 2023 — Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a leading global provider of space-based data, analytics and space services, has appointed Leo Basola as its new Chief Financial Officer, replacing Thomas Krywe who held the title of CFO for nearly five years and had previously served as a financial consultant. Mr. Basola is a seasoned global finance executive, having held senior leadership roles in large public and multinational companies across multiple industries for more than two decades.

As Spire’s new CFO, Mr. Basola will be focused on supporting Spire’s growth and leading the Company on its path to profitability as it anticipates to be free cash flow positive in the second or third quarter of 2024.

Mr. Basola joins Spire after serving as Senior Finance Officer of Equifax International for more than four years, where he provided financial oversight for 23 countries, led two acquisitions, and played a strategic role in growing data and analytics sales and improving margins. Prior to that, he was CFO at ChemTreat, a Danaher Operating Company, for five years. Leo also spent 16 years at General Electric and Genworth Financial (GE’s Insurance spin off). A Corporate Audit Staff and Financial Management Program graduate, he held CFO and Acting CFO titles at GE Intelligent Platforms, GE Consumer and Industrial in EMEA, and Genworth’s Retirement and Protection Long Term Care and Mortgage Insurance Europe divisions.

“We’re excited to add Leo to our deep bench of leadership talent. Leo’s track record of working with public companies and, in his most recent role, financial oversight of operations in more than 20 countries across five regions tees us up for success during our next stage of growth. We are thrilled that Leo has chosen Spire to bring that experience,” said Peter Platzer, Spire CEO.

“We are grateful to Tom for his stewardship and role in leading our high-growth business and wish him well. Tom's been an integral part of our team as we grew our business from $1 million to more than $100 million in revenue during his nearly six-year tenure,” Mr. Platzer added.

A Certified Public Accountant (CPA), Mr. Basola received a Master of Business Administration from the University of Virginia’s Darden School of Business and a bachelor’s degree in Accounting from the Argentine Catholic University in Buenos Aires. He is fluent in English and Spanish and proficient in conversational German, Italian and Portuguese.

“What drew me to Spire are the people and their mission to use space-based data to improve life on Earth by making it cleaner, safer and more sustainable. Spire’s footprint in the stars and around the globe is massive – a truly great asset – and my hope is that a decades-long history of working with multinational companies will prove beneficial in helping Peter and the leadership team build an even stronger business during this important inflection point in the company’s growth,” said Mr. Basola.

Forward-Looking Statements

This press release contains forward-looking statements, including information about management's view of Spire’s future expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the Securities and Exchange Commission, including but not limited to, Spire’s Annual Report on Form 10-K for the year ended December 31,

Exhibit 99.1

2022, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations, and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has eight offices across the U.S., Canada, UK, Luxembourg and Singapore. To learn more, visit spire.com.

Contacts

Media
Sarah Freeman
Communications Manager
Sarah.Freeman@spire.com

Investor Relations

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com

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